EXHIBIT 32.2 — Section 906 Certification of Chief Financial Officer

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT OT
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SBS Technologies, Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof, (the “Report”), I, James E. Dixon, Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James E. Dixon, Jr.
James E. Dixon, Jr. Chief Financial Officer February 13, 2004